UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2015

SPECTRUMDNA, INC.
(Exact name of registrant as specified in its charter)

Commission file number 333-148883

Delaware	20-4880377
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Chase Financial Center Suite 1017 Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 462-0315

2 Davis Drive, PO Box 13169, Research Triangle Park, NC 27709-3169

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of January 29, 2015, (i) B. Bobby Bahram resigned as Director and Treasurer of SpectrumDNA, Inc. (the “Company”), (ii) Bakul Modi resigned as Director and Secretary of the Company, and (iii) Terrence J. Dunne resigned as Chief Financial Officer of the Company.

The vacancies on the Board of Directors resulting therefrom were filled by the appointment of Terrence J. Dunne and Dr. Phillip J. Cannon as Directors of the Company, effective immediately. As a result, the Board of Directors consists of three members, Parrish B. Ketchmark, Terrence J. Dunne and Dr. Philip J. Cannon. In addition, Michael Hooper was appointed as Secretary and Treasurer of the Company, and Parrish B. Ketchmark, the Company’s President, was appointed as interim Chief Financial Officer, effective immediately.

Set forth below are brief accounts of the business experience during the past five years of each director and officer of the Company:

PARRISH B. KETCHMARK, age 49, has been President, Chief Executive Officer and a Director of the Company since April 2012, and is one of five founding members of RTP Capital Associates, an angel investment network, serving as President and a Director from January 2010 through December 2011. In addition, Mr. Ketchmark serves as Chairman and CEO of Parrish Brian Partners, Inc., a seed and early stage investment firm that he started in 1997, which seeks to foster the development and growth of start-up technology and execution driven businesses, and includes an investment portfolio of both actively managed and passive investments in both public and private equity.

TERRENCE J. DUNNE, age 66, is a business consultant with over 20 years of experience primarily focused on business acquisitions and corporate reorganizations. Since 1978, he has operated Terrence J. Dunne & Associates, a sole proprietorship which provides bookkeeping, income tax return preparation and business consulting services for small businesses. Mr. Dunne currently serves as both a Director and President of Amazing Energy Oil and Gas, Co., positions which he has held since 2006 and December 2009 respectively. Mr. Dunne received a degree in Business Administration from Gonzaga University in 1970. He received his Masters Degree in Business Administration in 1975 from Gonzaga University. In addition, he received a Masters Degree in Taxation from Gonzaga University in 1984. Mr. Dunne is a former adjunct professor in the School of Business Administration of Gonzaga University, teaching courses in corporate mergers, acquisitions and reorganizations.

PHILLIP J. CANNON, Ph.D., age 74, is an exploration geologist with more than 45 years of professional experience in geology and remote sensing applications. Since 1983, Dr. Cannon has been doing research projects and exploration mapping with remote sensing data out of Tecumseh, Oklahoma. Dr. Cannon’s professional activities have included private consulting activities in Africa, Alaska, Australia, Canada, Indonesia, Mexico, Russia, South America, and the United States. Most of this work has been structural mapping and analysis. Since 1972, Dr. Cannon has applied his “multilevel approach for thematic mapping” to the solution of geologic research problems and the generation of petroleum and mineral prospects. From 1974 to 1984, Dr. Cannon lived in Fairbanks, Alaska while teaching at the University of Alaska and doing extensive field work in nearly 90% of the state. He worked for the USGS Astrogeology Center in Flagstaff, Arizona, from 1967 to 1972. As a geologist for the Astrogeology Center, Dr. Cannon was a mapper of Apollo landing sites and the principal investigator for the NASA/USGS Mill Creek, Remote Sensing Test Site in South Central Oklahoma. From 1969 to 1972, Jan was a member of the NASA Remote Sensing Applications Program which helped design the LANDSAT Satellite series. Dr. Cannon received a BS and MS degrees in Geology and Chemistry from the University of Oklahoma and a Ph.D. in Geology from the University of Arizona.

MICHAEL HOOPER, age 63, has been a self-employed accountant in Spokane, Washington for the past 24 years specializing in tax, litigation support and accounting for small business operations. Mr. Hooper holds a Bachelor’s degree in Professional Accounting from Eastern Washington University, Cheney, Washington.

None of the directors and officers has any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer. Dr. Cannon is the father of Philip Kib Cannon, the managing member of each of Cannon Resources, Cannon Holdings and Bik Air (see Item 8.01 below).

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to a Certificate of Amendment to Certificate of Incorporation of the Company filed with the State of Delaware and effective as of January 30, 2015, the Company increased the number of its authorized shares of common stock, par value $0.001 per share, from 250,000,000 to 1,500,000,000 while maintaining the number of authorized shares of preferred stock, par value $0.001 per share, at 10,000,000 (the “Capitalization Amendment”).

The Capitalization Amendment was approved by the Board of Directors and by the holders of shares representing a majority of the Company’s voting securities which holders have given their written consent to such action. On January 29, 2015, the Company received written consents to the foregoing action from stockholders holding in the aggregate 40,084,010 shares of the Company’s common stock (52.9% of the outstanding common stock which are the Company’s only outstanding voting securities). Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as stockholders’ approval.

Item 5.07 Submission of Matters to a Vote of Security Holders.

See Item 5.03.

Item 8.01 Other Events.

On January 30, 2015, the Company entered into a non-binding Letter of Intent (the “Letter of Intent”) to acquire all of the ownership interests of each of Cannon Resources, LLC, an Alaska limited liability company (“Cannon Resources”), Cannon Resources Holdings, LLC, an Alaska limited liability company (“Cannon Holdings”) (Cannon Resources and Cannon Holdings are collectively referred to as “Cannon”), and Bik Air, LLC, an Alaska limited liability company (“Bik Air”), in exchange for which the Company will issue an aggregate of 450,000,000 shares of common stock as follows: (i) 300,000,000 shares of common stock to the equity owners of Cannon Resources, (ii) 100,000,000 shares of common stock to the equity owners of Cannon Holdings, and (iii) 50,000,000 shares of common stock to the equity owners of Bik Air.

Cannon is a gold producing placer mining operation located in the north-central Alaska Range, approximately 50 air miles south of Fairbanks, in the Bonnifield Mining District. Cannon holds 173 State of Alaska mining claims covering 8,720 acres, and since initiating production during the 2011 mining season, Cannon has produced 12,479 troy ounces of gold, with production costs ranging from $450-$670 a troy ounce. Bik Air owns two Cessna aircraft, a 182A Skylane seating four persons and a 206 Cessna seating six persons. The two aircraft are utilized for general transportation purposes.

The Letter of Intent provides that the consummation of the transaction will be subject to a number of conditions including, but not limited to, the execution of an acquisition agreement; completion of due diligence by the parties of each other; Cannon obtaining audited and such other financial statements as the parties deem necessary for filing with the Securities and Exchange Commission; there being no more than 336,000,000 shares of common stock issued or outstanding or issuable upon exercise or conversion of outstanding securities of the Company, or other rights to acquire shares of common stock of the Company excluding securities issued after the date of the Letter of Intent in connection with a capital raising transaction as described in the Letter of Intent; and, the parties entering into certain agreements described in the Letter of Intent relating to certain matters involving Cannon’s mining claims. The parties intend to execute a binding definitive acquisition agreement within 30 days. There can be no assurance that any such acquisition agreement will be executed, or if executed, that a closing will occur.

Other than in respect of the Letter of Intent, there is no material relationship between the Company and its affiliates and Cannon.

The foregoing description of the Letter of Intent is qualified in its entirety by the full text of such document which is filed as Exhibit 99.1 to this report and incorporated by reference into this Item 8.01.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1*	Certificate of Amendment filed with the Secretary of State of Delaware on January 30, 2015

99.1*	Letter of Intent dated as of January 30, 2015

_____________

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUMDNA, INC.
(Registrant)

Dated: February 4, 2015	By:	/s/ Parrish B. Ketchmark
Parrish B. Ketchmark
President and Chief Executive Officer

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